UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2016

CONDUENT INCORPORATED

(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Mount Airy Road, Suite 100

Basking Ridge, New Jersey

07920

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 758-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Election of Directors; Compensatory Arrangements of Certain Officers

On August 15, 2016, as Exhibit 10.7 to Amendment No. 1 to Registrant’s Form 10 Registration Statement, Registrant filed a copy of the Letter Agreement dated June 10, 2016 (“Letter Agreement”) relating to the compensation of Ashok Vemuri, who will become the Chief Executive Officer of Conduent Incorporated upon the separation of Xerox Corporation into two publicly-traded companies. Mr. Vemuri is currently serving as an Executive Vice President of Xerox Corporation and the Chief Executive Officer of Xerox Business Services, LLC until the separation is complete.

On December 12, 2016, the Letter Agreement was amended to increase the cash sign-on award from $500,000 to $1,725,000. In addition, Sections 1 (c)(i) and (iii) of the Severance Letter Agreement Providing Certain Benefits Upon Termination of Employment Following a Change in Control dated July 1, 2016 between Xerox Corporation and Mr. Vemuri (“Change in Control Severance Agreement”) were amended to delete the references to “20%” and replace them with “50%”.

Attached as Exhibit 99.1 to this Report is a copy of the Amendment Letter dated December 12, 2016 amending the Letter Agreement and the Change in Control Severance Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Amendment Letter dated December 12, 2016 amending Letter Agreement dated June 10, 2016 regarding compensation arrangements for Ashok Vemuri and Change in Control Severance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

Date: December 16, 2016

CONDUENT INCORPORATED

By:	/s/ D. H. Marshall
Douglas H. Marshall
Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment Letter dated December 12, 2016 amending Letter Agreement dated June 10, 2016 regarding compensation arrangements for Ashok Vemuri and Change in Control Severance Agreement.